APOLLO GROUP, INC.
2000 STOCK INCENTIVE PLAN
PLAN AMENDMENT
     The Apollo Group, Inc. 2000 Stock Incentive Plan, as previously amended and restated (the “Plan”), is hereby further amended, effective June 22, 2007, as follows:
     1. Section 3.1(r) of he Plan is hereby amended in its entirety to read as follows:
     (r) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre-tax or after-tax net earnings or net income, sales or revenue growth, operating earnings, operating cash flows, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, market share, operating income, net operating income or net operating income after tax, operating profit or net operating profit, operating margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, economic value-added models, cash flow objectives, cost reductions or budget objectives, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
     2. Except as modified by this Plan Amendment, all the terms and provisions of the Plan as in effect immediately prior to such amendment shall continue in full force and effect.
          IN WITNESS WHEREOF, APOLLO GROUP, INC. has caused this Plan Amendment to be executed on its behalf by its duly-authorized officers on this 26th day of June 2007.

APOLLO GROUP, INC.

By: /s/ Joseph L D’Amico

TITLE: Chief Financial Officer